LICENSE AGREEMENT




FROG Navigation Systems B.V.

and

Transbotics  Corporation






Contents:





1.     - Patent, Know-How, Frog Software and SuperFROG Software
         License Agreement

2.     - Exhibit A - Agreement Conditions




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Patent, Know-How, FROG Software and SuperFROG Software
LICENSE-AGREEMENT


FROG Navigation Systems B.V.


and


Transbotics  Corporation



THE UNDERSIGNED,


FROG Navigation Systems B.V.

A private company with limited liability established under the laws of the Netherlands, having its registered office at Krommewetering 21, 3543 AP Utrecht, the Netherlands, hereinafter referred to as licensor, of the one part

and

Transbotics  Corporation

A public company with limited liability established under the laws of the United States of America, having its registered office at 3400 Latrobe Drive, Charlotte NC 28211, United States of America, hereinafter referred to as Licensee, at the other part.


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WHEREAS:

i. Licensor has obtained exclusive rights to a developed system for navigating a free ranging vehicle, hereinafter referred to as "FROG-system", to be employed in automated guided vehicle systems and has developed know-how relating to the design, development, manufacturing, installation, operation and marketing thereof.

ii. Licensor has developed computer software to be employed in the use of computer hardware configurations to operate automated guided vehicles, and has developed know-how relating to the design, development, manufacturing, installation, operation and marketing thereof.

iii. Licensor has obtained by experience methods, techniques and other data, which in combination with and as part of its know-how, enables Licensor to apply the aforesaid system to automated guided vehicle systems.

iv. Licensor is fully entitled to the copyrights of the said computer software, hereinafter referred to as "FROG" and "SuperFROG".

v.   Licensor is fully entitled to the trademarks FROG and SuperFROG.

vi. Licensor may freely dispose of the FROG and SuperFROG computer software, the copyrights, trademarks and know-how relating thereto.

vii. Licensor would like to grant to Licensee the license and right under Licensor's patents, other industrial property rights and know-how to manufacture, use and/or market and sell, as the case may be, certain automated guided vehicle systems by employing the FROG-system in the licensed territory defined hereinafter.

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viii. Licensor is willing to grant to Licensee the aforesaid license and right on a non-exclusive basis with respect to Licensee's products - as defined hereinafter - in licensed territory.

ix. Licensor would like to grant to the Licensee a non-exclusive right and license under Licensor's copyright and other forms of industrial and intellectual property protection and know-how, including the use of trademarks relating thereto, and of providing services to the Licensee subject to the terms and conditions hereinafter set out for the purpose of enabling the Licensee to use and sub-license the same for operating automated guided vehicles to end users.

x. Licensee would like to obtain from Licensor such non-exclusive right and license.

xi. Licensee's business is essentially the same as Licensor's, namely the supply of automated guided vehicle systems to end-users. Therefore Licensee is familiar with the technology concepts and material handling industry requirements.

xii. Licensee's has developed and licenses other vendor's computer software employed in the use of computer hardware configurations to operate automated guided vehicles, and has developed know-how relating to design, development manufacturing, installation, operation and marketing thereof. The Licensee will not transfer any rights of its property to the Licensor.

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Now therefore, in consideration of the convenants, terms and conditions set forth herein, the parties hereto agree as follows:

Article 1 - Definitions

1. Unless the context specifically indicates otherwise, the following terms have the following meanings, when used hereinafter:

1.1. "The Invention" shall mean the patented system for navigating a free ranging vehicle, the FROG-system.

1.2. "Patents" shall mean patents and patent applications presently owned or filed by Licensor or in respect of which Licensor has acquired, or may acquire the right to grant licenses in any or all countries of the world during the term hereof, and which are applicable to, or may be used in, the exploitation of navigating systems.

1.3. "Know-how", being all that knowledge and experience of a technical, manufacturing, installation, commercial, administrative, cost estimation or of any other nature, which are applicable to the invention and are necessary or desirable for the proper use and application of the invention to the extent at any time available.

1.4. "FROG" and "SuperFROG" shall mean any part, or combination of parts, of the proprietary FROG and SuperFROG software to be employed in, or used in or with a computer hardware configuration for operating automated guided vehicles, and related user manuals; FROG is considered to be the vehicle control software and SuperFROG is the supervisory control software with functions such as: fleet management, vehicle dispatching, traffic control and status monitoring.

1.5. "The Licensee's Products" and/or "Vehicle(s)" shall mean the products manufactured and/or marketed by the Licensee by employing the Invention, as specified in Exhibit A attached hereto.

1.6. "Licensed Territory" shall mean the countries as indicated or specified in Exhibit A hereto.

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1.7. "Services" shall mean services and assistance rendered, or to be rendered by the Licensor with respect to FROG and SuperFROG under this agreement, comprising: development, maintenance, engineering, training and implementation of FROG and SuperFROG.

1.8. "Copyrights" shall mean the copyright, or other forms of industrial and intellectual property protection of the licensed FROG and SuperFROG applications therefore filed in, issued or applicable to the Licensed territory, presently owned or hereafter acquired by Licensor and/or as to which Licensor has, or may have, the right to grant license rights with respect thereto to Licensee during the term hereof, and which are applicable to, or may be used in the exploitation of the licensed FROG and SuperFROG in the licensed territory.

1.9. "Improvements" shall mean: Any modification or betterment of FROG or SuperFROG, provided that before applying any such modification and betterment the approval in writing from Licensor is required if and when the said modification and betterment has not been developed by or at the instruction of Licensor.

1.10. "Effective Date" shall mean the date as set forth in Exhibit A attached hereto.

1.11. "Affiliate" shall mean a company of which the majority of its issued voting share capital is owned directly or indirectly by a party hereto, or a company of which the majority of the issued voting share capital is owned by the same company which owns the majority of the issued voting share capital of a party hereto, or a company which owns directly or indirectly the majority of the issued voting share capital of a party hereto.

1.12. "A Single System" shall mean a system of Licensee's products supervised and/or connected by one and the same computer, regardless whether this computer is a part of a computer network or other hardware configuration.

1.13. "End user" shall mean the sub-Licensee of the Licensee or in some cases a separate licensee of the Licensor, who will use the sub-License granted to it only for the purpose of carrying on the manufacturing of products or the rendering of services within his normal and usual business, which will not include the exploitation, manufacturing, development and marketing of FROG and SuperFROG.

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Article 2 - Nature and Scope Of License

2.1. Subject to the terms and conditions laid down herein Licensor grants to Licensee the non-exclusive right to use and apply the Invention under the patents, the use of FROG and SuperFROG computer software, know-how and Licensor's other industrial property rights with respect to automated guided vehicle systems, as laid down in Exhibit A attached hereto, and to manufacture, have manufactured, use, sell and/or market the Licensee's products.

2.2. Licensee shall manufacture the Licensee's products for a Licensed territory only. Provided, however, Licensee shall be free to pursue customers in its Licensed territory that have global operations.

2.3. Licensee irrevocably and unconditionally undertakes vis-a-vis Licensor not to transfer or assign this agreement to any third party, except to its affiliates, provided that for a transfer of assignment to an affiliate the prior consent of Licensor is required, which consent shall not be unreasonably withheld and provided that the affiliate confirms in writing vis-a-vis Licensor to be bound in all respects by this agreement.

2.4. Licensee is entitled to grant sublicenses to use FROG and SuperFROG to end users. Licensor's License term shall be included in the visual displays and or customer interfaces provided by the Licensor.

2.5. Licensee shall not disassemble or reverse engineer FROG and SuperFROG or any medium of physical embodiment thereof. The transfer of the source code of FROG and SuperFROG is no part of this agreement.

2.6. It is agreed by and between the parties hereto that the right and license granted pursuant to section 2 of this Article 2 will become effective as of the date hereof.

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Article 3 - Patent and License Registration

3.1. At the request of Licensor, Licensee shall make its best effort to give any reasonable support to Licensor for the purpose of registering patents and other forms of industrial protection in the Licensed territory or part thereof, it being understood that any and all cost relating to such registration will be borne by Licensor. In case Licensee applies for a patent relating to AGV technology directly utilizing the Frog know-how, Licensor will offer its support at Licensees cost and Licensor will have the right to use said patents or technology.

3.2. If and when under the laws of the Licensed territory or part thereof any kind of registration of the license granted hereunder is requested by Licensee, Licensee shall act accordingly and Licensor shall give any and all reasonable support to Licensee for the purpose of registering the said license, it being understood that any and all cost relating to such registration will be borne by Licensee.

3.3. Licensor shall take any and all reasonable action necessary to maintain patents obtained and to acquire patents for which patent applications have been filed.

Article 4 - Transmittal of Know-how

4.1. As soon as is reasonably practical after the effective date Licensor shall convey to Licensee know-how in an adequate manner in order to enable Licensee to use the invention, FROG and SuperFROG software for the purpose of manufacturing, marketing and selling Licensee's products in accordance with the terms and conditions laid down in this Agreement. Simultaneously Licensor shall inform Licensee of the methods and techniques relating to applying the invention, FROG, SuperFROG and its experience therewith in order to enable Licensee's skilled technicians and automation-experts to commence manufacturing of the Licensee's products within a reasonable period of time. The know-how shall specifically include prints, drawings and all relevant specifications, instruction manuals and literature.

4.2. No provision of this Agreement shall be construed to require Licensor to furnish know-how acquired from others not being affiliates on terms prohibiting or restricting disclosure by Licensor.

Article 5 - Training of Licensee's Employees

Licensor shall enable Licensee to participate in a training course relating to the technical and commercial aspects of the subject matter of this Agreement on the following terms and conditions:

5.1. Initially there will be two separate training courses, one dealing with the technical and another dealing with the commercial aspects, each of one-week duration. They will be held on Licensor's premises.

5.2. Participants in the training courses designated by Licensee should be skilled and experienced in the matters dealt with in the two different courses and be familiar with the know-how transmitted pursuant to Article 4 hereof.

5.3. Timing of the aforesaid training courses will be determined by Licensor after consultation of Licensee, but in any event not earlier than one month after the know-how has been fully transmitted by Licensor to Licensee pursuant to section 1 of Article 4 hereof.

5.4. Maximum number of participants in each training course mentioned in this
     Article 5 shall be 8 (eight) persons.

5.5. Subject to paragraph 8 of this Article 5 any and all training courses mentioned in this Article 5 shall be free of charge.

5.6. Any and all travelling and accommodation cost as well as any and all out of pocket expenses of Licensee's participants shall always be borne by Licensee.

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5.7. Licensor shall make available to Licensee free of charge two sets of training materials in the English language for each training course mentioned in this Article 5 and any and all expenses relating to multiplying the aforesaid training materials shall be borne by Licensee.

5.8. If and when Licensee requests Licensor to organize the initial or any additional training courses similar to those referred to above or any assistance in its own training courses with respect to the subject matter of this agreement, Licensor shall organize such training courses or grant the assistance so requested during periods to be mutually agreed by and between the parties hereto, provided that Licensee has to pay Licensor the customary per diem fee and in the event of training courses to be organized by Licensor the provisions laid down in the above subsections 2, 4 and 6 shall apply.

Article 6.        Licensor's Services and Warranties.

6.1. Upon written request of Licensee, Licensor shall send to Licensee, subject to availability, technical personnel and to mutual agreement, one or more qualified automation-engineers and/or experts to render services to Licensee in connection with Licensor's obligation laid down in Article 4 hereof and with respect to manufacturing, operating and testing the FROG and SuperFROG for a reasonable period of time to be agreed upon by parties hereto, provided that Licensee agrees to bear the cost of travelling, living and accommodation of the said engineers and/or experts as well as the customary per diem established by Licensor attributable to a similarly qualified engineer and/or expert. Any and all additional costs directly connected with the services rendered by the Licensor to Licensee, such as, but not limited to, translation and interpreter expenses, shall be borne by Licensee.

6.2. In providing Services Licensor shall act as an advisory capacity only. Neither Licensor nor its employees shall have any responsibility for manufacturing, using, marketing and trading the Licensee's products by using or applying FROG and SuperFROG, nor for design, installation, operation of FROG and SuperFROG in the Licensee's products, nor for any decision which may be made in connection therewith. Furthermore Licensor and its employees, when rendering services contemplated in section 1 of this Article 6, shall not be liable for any damage whatsoever, except for Licensor's or its employees' willful act or willful negligence or omission, caused to Licensee, its employees and or third parties.

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Article 7 -       FROG and Sub-License

7.1. It is expressly understood by both parties that a sub-license, as referred to in Article 2 section 4, is to be concluded by Licensee with any and all end users for the use of Licensee's products wherein FROG and/or SuperFROG are applied, on each separate hardware unit.

7.2. Licensee is not entitled to grant a corporate sub-license to an end user, unless the Licensor has given prior approval.

Article 8 - Confidentiality

Licensee on behalf of itself, its subsidiaries, its sub-licensee's, its suppliers, its employees and its advisors agrees:

8.1. That it will receive and retain the know-how received pursuant to this Agreement from Licensor, made in written form, in confidence, and will not disclose the know-how unless the know-how is readily available in written form to the trade from sources not attributable to Licensee.

8.2. That it will take all necessary and reasonable precautions to receive and retain the Know-how in confidence.

8.3. That it will obtain written undertakings form other persons including sub-licensees who receive the know-how, or portions thereof, on a need-to-know basis to the effect that the said person or persons receiving the know-how agree to receive and retain it in confidence.

8.4. That any reproduction, note, summary or similar document relating to the know-how received by it from Licensor marked "secret" of "confidential" by Licensor shall become and remain, immediately upon their creation, the property of Licensor.

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8.5. That in the event of termination of this Agreement the know-how, whether it is then in its original form or translated in another language, shall be promptly returned with all copies to Licensor and Licensee agrees not to use the know-how after the said termination as long as it is secret. However, this provision does not apply to know-how necessary for Licensee to implement firm commitments made by Licensee vis-a-vis its customers with respect to After Sales services of the Licensee's products, provided that the said After Sales services shall not continue for a period of more than 12 (twelve) months after termination of this Agreement. After the said period of 12 (twelve) months has elapsed Licensee shall strictly act in accordance with the provisions laid down in the first sentence of this
     Section 5. Notwithstanding the above, Licensee will be able to acquire spare parts or repair services from Licensor for the remaining life of the systems Licensee has installed with end users.

8.6. In the event of the know-how becoming publicly known other than by action of Licensee, it not being protected by a patent in the relevant licensed territory or part thereof, Licensee shall discontinue to pay to Licensor the License fee as set out in Article 9 hereof relating to the relevant licensed territory or part thereof. In the event the know-how becoming publicly known by action or omission of Licensee in breach of this Agreement, Licensee shall owe to Licensor all actual damage directly incurred by Licensor.

8.7. That the secrecy and confidentially provisions laid down in this Article 8 shall remain in force unconditionally and irrevocably during the term of this Agreement and subsequently 2 (two) years after expiration of the said term or 2 (two) years from the date for termination hereof whichever is the longer period.

8.8. In the event the Licensee becomes aware of a third party violating the confidentiality or any patent or industrial property right mentioned in this Agreement, Licensee shall inform Licensor forthwith thereof and shall give any reasonable assistance to Licensor at the latter's request for the purpose of Licensor taking any action against such third party, provided that the costs and expenses for the said assistance will be borne by Licensor.

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Article 9 - License Fees

9.1. In consideration of acquiring the non-exclusive right and license to use the invention and/or Licensor's products FROG and SuperFROG for the purpose of manufacturing, using, marketing and selling the Licensor's products described in Article 2.1 hereof in Licensed territory, Licensee commits itself to make payment of the License Fees in accordance with the terms of the Exhibit A attached hereto.

9.2. It is agreed by the parties hereto that the payments of License Fees referred to in this Article 9 shall never be refunded by the Licensor to the Licensee in the event this Agreement will be terminated for any reason whatsoever, provided that Licensor has to repay the License fees in the event of a material breach of this Agreement on the part of Licensor occurring within one year after any payment has been made.

Article 10 - Royalties

10.1. In addition to the License Fees due by Licensee to Licensor pursuant to
     Article 9 hereof, Licensee owes to Licensor royalty in accordance with the following: a royalty, as specified in Exhibit A attached hereto for each separate vehicle, by employing the Invention, hereinafter referred to as the vehicle whether or not equipped with FROG software, sold or transferred or delivered in any other way to a third party by the Licensee. It is expressly understood by the parties hereto, that in case a vehicle is equipped with FROG software and hardware (FrogBox), Licensee shall be obliged to pay the FROG software fee. In such a case Licensee will not be obliged to pay the royalty as described in the first sentence of this section hereof.

10.2. The payments of royalties due by Licensee to Licensor pursuant to section 1 of this Article 10 will be made within 30 (thirty) days from the beginning of each calendar quarter with respect to the number of vehicles actually delivered during the previous calendar quarter. Licensee shall inform Licensor always forthwith in writing of any and all Licensee's products delivered to end users.

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10.3. In the event Licensee fails to make the payments of royalties in accordance with section 2 of this Article 10 in time, Licensee shall owe and pay to Licensor an interest of 8% (eight percent) per annum on the amounts then due.

10.4. The provision laid down in Article 9 section 2 hereof shall apply mutatis mutandis to the payments of the royalties mentioned in section 1 of this
     Article 10.

Article 11 - FROG and SuperFROG Software Fee.

11.1 In addition to the License Fees due by Licensee to Licensor pursuant to
     Article 9 hereof, Licensee owes to Licensor a software fee per vehicle (Licensee's product) per the Licensor's annual price list. Parties to this agreement acknowledge that this software fee replaces the royalty as agreed upon by the parties and set forth in Article 10 hereof.

11.2 In addition to the License Fees due by Licensee to Licensor pursuant to
     Article 9 hereof, and only if Licensee desires to implement the supervisory system called SuperFrog, Licensee owes to Licensor a SuperFROG software License fee, per installed system and/ or site according to Licensor's annual price list.

Article 12        Reporting and Inspection

12.1. Licensee and Licensor will, if one of the parties will have a reasonable interest therein, agree upon a procedure that will enable Licensor to verify statements of account concerning the number of vehicles equipped with FROG software, sold under this License and/or contents of sublicenses concluded by the Licensee concerning the Licensee's products and the administration with respect to any and all items relevant for the calculations of the License Fees.

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12.2. If such procedure is agreed upon by the parties Licensor and its representatives shall be entitled at any time during normal business hours to have access to the Licensee's administration referred to in section 1 of this Article 12 and to examine the statement of account submitted pursuant to section 1 of this Article 12.

Article 13 - Technical and Commercial Realization

13.1 Licensor undertakes no responsibility for the risks of the technical realization of the Licensee's products, which are assumed solely by Licensee. Subject to the transmittal of know-how and the participation of Licensee's employees in training courses referred to in Articles 4 and 5 hereof, Licensee shall be deemed to fully understand the application of the invention, Licensors' products and related know-how to the licensed products and shall undertake its technical realization. Licensors responsibility is limited to Licensors products, Frog software, Frog hardware, SuperFrog and all other components supplied by Licensor.

13.2 Licensor does not warrant that the Licensee's products are capable of commercial exploitation. Licensee shall solely assume the risks of such exploitation.

Article 14.       Merchandising, Trademarks.

14.1. The Licensee undertakes to make reasonable effort to safeguard the interests of the Licensor in conformity with the best business practice, in particular: to actively prospect the Licensed territory and to make reasonable effort to increase the customers for Licensee's products; to make adequate efforts to advertise and market Licensee's products; to supply the Licensor with information relating to sales promotion, the market situation in the Licensed territory and price developments; and to inform the Licensor on legal provisions and requirements applying to Licensee's products in the Licensed territory, in particular the legal provisions which directly or indirectly affect Licensee's products. Licensee undertakes to report the aforesaid information to Licensor on a yearly basis in December.

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14.2. The Licensee can undertake to fix or have fixed on the Licensee's products the trademarks FROG and SuperFROG, likewise Licensor grants to Licensee permission to use the said trademarks for marketing and trading of Licensee's products and to market the same under its trademarks combined with Licensor's trademarks. The parties hereto shall determine by mutual agreement how the provision laid down in this section 2 will be carried out in practice.

Article 15 - Notices.

15.1 Licensor undertakes to fix or have fixed on the Licensor's products the notice "(P)" jointly with patent number or patent numbers, followed by the words: "by FROG Navigation Systems, Utrecht, the Netherlands" as the case may be in the form of plastic adhesive tape or metal plate having dimensions of 15 mm x 50 mm at the minimum and 50 mm x 170 mm at the maximum. In addition Licensee is entitled to fix also its trade marks on the Licensee's products and to market the same under its trade marks combined with Licensor's notice as described above.

Article 16. - Improvements

16.1 Subject to section 4 of this Article 16 Licensor agrees to transmit to Licensee, at no additional expense to Licensee, all improvements developed and/or acquired by Licensor and/or its affiliates during the term of this Agreement relating to the Licensor's Products, and as to which Licensor and/or its affiliates have the right and license to transmit to Licensee, regardless whether the said improvements are or are not covered by industrial property rights in the Licensed territory.

16.2. Subject to section 3 of this Article 16, Licensee agrees to transmit to Licensor, at no expense to Licensor or otherwise agreed by both parties in writing, all improvements relative to the invention developed and/or acquired by Licensee during the term of this Agreement relating to the Licensor's Products, and as to which Licensee has the right and/or license to transmit to Licensor, together with the right to use and sublicense the use thereof.

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16.3. In the event that Licensee develops an improvement to Licensor's products, then Licensee shall be entitled to file for, receive, and maintain patents covering such improvements in or outside the Licensed territory, provided, however, that Licensor shall be entitled to a license to manufacture, have manufactured, use, sell, and sub-license such improvement within and outside the Licensed territory, unless such Licensed territory and the product to which it is to be applied are exclusive to Licensee, without payment or compensation to Licensee during the term of this Agreement. In the event that Licensee elects not to file any patent application covering any of its improvements in or outside the Licensed territory, Licensee shall in good time inform Licensor to this effect and licensor shall be entitled to receive the full and active cooperation of Licensee for the purpose of applying for, receiving, and maintaining, in its own name and at its expense, patents covering the improvement in or outside the Licensed territory, provided, however, that Licensee shall be entitled to the right and license to use the same in the Licensee's products and to sublicense the use of the improvement in the Licensed territory under the terms and conditions of this Agreement, without the payment of any compensation to Licensor during the term of this Agreement.

16.4. In the event that Licensor develops an improvement, then Licensor shall be entitled to apply for, receive, and maintain patents, industrial and intellectual property rights, covering such improvements in or outside the Licensed territory, provided, however that Licensee shall be entitled to the rights and license to use the same in the Licensee's products but not in other products of Licensee, and to sublicense such improvement in the Licensed territory under the terms and conditions of this Agreement, without the payment of any compensation to Licensor during the term of this Agreement.

16.5. In the event of an improvement, whether developed by Licensor or Licensee, the parties hereto shall by mutual consent decide as to whether such improvement shall be applied, taking into account the interests of both Licensor and Licensee and it being understood that such consent shall not be withheld unreasonably.

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Article 17 - Infringement of Third Parties' Patent Rights

17.1. Licensor warrants that the patents have been granted and/or have been filed for. Licensor undertakes for the benefit of Licensee to protect its patents by all means and legal remedies available.

17.2. Should any claim be made by a third party against Licensee alleging that manufacturing, using, marketing or selling of the Licensee's products because of applying the invention in the Licensee's products infringes a third parties intellectual or industrial property rights, Licensee shall immediately notify Licensor in writing giving full particulars of the said claim. In this event Licensor shall safeguard Licensee against any such claim by acting as follows:

     i. obtaining of a license to the third parties intellectual property right; or

     ii. altering of the invention in such a manner that the alleged infringement shall be discontinued; or

     iii. taking of all legal action to dispute the third parties claim.

17.3 Licensor shall, at its expense, defend and indemnify Licensee and its officers, directors, agents and employees harmless for damages and reasonable expenses (including attorney's fees) relating to any suits or claims by a third party brought against Licensee alleging that the Invention, Licensor patents and products, FROG and/or SuperFROG computer software or any other item of intellectual property licensed to Licensee herein infringes any patent, copyright, trademark, trade secret or similar right. Licensee shall provide Licensor with a proper notice of any such suit or claim.

17.4. Licensee is not entitled to make a settlement with respect to the third party claim for infringements caused by manufacturing and/or selling the Licensee's products by using the Invention and Licensor's products without prior approval of Licensor. Licensor will in this case always respect Licensee's business objectives, as Licensee will also respect Licensors business objectives.

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Article 18 - Protection of Licensor's Intellectual and/or Industrial Property

18.1. Licensor warrants that the Patents acquired on the date of execution of this Agreement are valid and that to the best of its present knowledge the aforesaid patents do not infringe the rights of any third party within the Licensed territory.

18.2. Licensee undertakes to inform Licensor forthwith in writing as soon as it becomes aware of the nature and scope of any activity of third parties which may infringe the patents, or which otherwise may detrimentally affect using, manufacturing, marketing and selling of the Licensee's products by using the invention in the Licensed territory.

18.3. After having received such information Licensor and Licensee jointly shall take any and all action against the said third party for the purpose of preventing or discontinuing such activities as well as any and all action to the extent required to uphold the patents granted in the Licensed territory, taking into account the interest of both parties hereto.

Article 19 - Terms of Agreement

19.1. This Agreement enters into force on the effective date.

19.2 This Agreement shall extend for a period time as specified in Exhibit A attached hereto from the effective date with respect Licensee's Products as described in Articles 2.1. and 2.2. and will stay valid in case Licensor has entered into a merger or is taken over by an other company.

19.3. This Agreement may be terminated by the non-defaulting party prior to the expiration of the term set out in sections 2 and 3 of this Article 19 if and when any of the following events occur:

     i. A substantial breach of this Agreement not cured within 30 (thirty) days after receipt of written notice thereof by the breaching party from the aggrieved party; or

     ii. Licensee or Licensor enters into bankruptcy, liquidation or arrangement proceedings, or Licensee or Licensor becomes insolvent as a result of its inability to pay its debts as they mature after receipt of notice thereof by the party involved in the aforesaid matters from the other party.

19.4. Licensor is entitled to terminate this Agreement by informing Licensee by registered mail at 3 (three) months notice, if:

     i. Licensee has entered into a merger involving the activities under this Agreement and causes serious detriment to Licensor's rights under this Agreement, or

     ii. Licensee does not possess any more the governmental permits required, if any, for the purpose of manufacturing and/or selling the Licensee's products in part of the Licensed territory, it being understood that this Agreement continues to apply to those parts of the Licensed territory which are not affected by the absence or discontinuance of the governmental permits required, or

     iii. Licensee actively markets the Licensee's products outside its territory and directly in any area for which Licensor has granted a license to third parties, unless Licensor has given its prior approval in writing, or

     iv. Licensee has not been able to cure material lack of quality of the Licensee's products, within a period of one year since Licensor has exercised its right, as provided for in section 4 subsection ii. of this Article 19.

19.5. Licensee is entitled to terminate this Agreement by informing Licensor by registered mail at 3 (three) months notice, if:

     i. It is established that a third party possesses rights to licensed products prevailing over Licensor's rights with respect thereto in the Licensed territory or part thereof, it being understood that this termination only holds good for such parts of the Licensed territory for which the prevailing rights of third parties have been established; or

     ii. Licensee does not possess any more the governmental permits required for the purpose of manufacturing and/or selling the Licensee's products in part of the Licensed territory, it being understood that this Agreement continue to apply to those parts of the Licensed territory which are not effected by the absence or discontinuance of the governmental permits required, or

     iii. The manufacture and sale of the Licensee's products is no longer profitable due to change of circumstances of technical and/or economic nature, it being understood that depending on the attending circumstances this termination may have a bearing on part of the Licensed territory only.

19.6. The termination of this Agreement pursuant to sections 4 to 6 inclusive of this Article 19 does not affect any right or remedy that one party may have against the other party as to claims for damages that exist immediately before such termination.

Article 20 - Consequences of Termination

Upon termination of this Agreement:

20.1 i. Upon termination, Licensee shall cease exercising the rights under Licensor's products and execute such documents, as may be reasonably necessary for the purpose of evidencing the formal termination of Licensee's right and license to use the Licensor's products from the date of termination onwards, provided that Licensee may use such Licensor's products as are necessary to fulfill obligations of Licensee existing as of the date of termination, and provided further that, Licensee may, at its option, return items of Licensor's products held in inventory and be paid by Licensor an amount equal to Licensee's costs for such inventory. Licensee's confidentiality obligations hereunder shall continue in effect in accordance with
          Article 8 hereof.

     ii. Termination shall not affect the rights of Licensor and Licensee to any sum due pursuant to articles 9 and 10 hereof until the date of termination and without prejudice to the provision laid down in
          Article 19 section 6 hereof; and

     iii. Termination shall not affect the right of Licensee to complete any contracts which cannot be terminated without liability on the part of Licensee, or are not severable, or for which a purchase order has been received prior to the date of termination, provided that Licensee agrees to pay outstanding sums due and owing to Licensor.

20.2. This Article 20 shall not affect in any manner whatsoever any other provision laid down in this Agreement, which has a bearing on consequences of termination hereof.

Article 21 - Force Majeure

21.1 No failure or omission by the parties hereto in performance of any obligation of this Agreement shall be deemed a breach of this Agreement nor create any liability if the same shall arise from any cause or causes beyond the control of the parties. Such causes shall, however, as much as possible be remedied with all reasonable dispatch.

21.2. The affected party shall inform the other party promptly (but in no case later than 30 (thirty) days after the occurrence) of the existence of a force majeure event and neither party shall be responsible to the other for any damage caused by or incurred through such force majeure event.

Article 22 - Taxes

22.1. All amounts mentioned in this Agreement and its Exhibit are net amounts.

22.2. Direct or indirect taxes payable incurred for the sale of the Licensee's product shall be for Licensee's account.

22.3. When the laws of the Licensed territory require that tax must be paid by Licensor, Licensee shall provide assistance to Licensor to enable Licensor to comply with the obligations and formalities involved.

22.4. All taxes levied in accordance with the tax-laws of the Netherlands or any other country within the licensed territory on the license-fee to be made by Licensee to Licensor stipulated in Exhibit A attached hereto shall be borne by Licensor. When, pursuant to such tax-laws, Licensee is obliged to withhold such taxes and pay these to tax-authorities on Licensor's behalf, Licensee is hereby authorized to withhold and deduct such taxes from the applicable payments to Licensor, provided that Licensee is obliged to furnish Licensor with any and all tax-receipts or other evidence showing payment of such taxes.

Article 23 - Governmental Permits

23.1. This Agreement shall become effective on the effective date as set forth in Exhibit A attached hereto, or if a governmental permit or approval is required in respect of this Agreement in the country of Licensor and/or Licensee, on the date, not exceeding a period of time of 3 (three) calendar months from the effective date, when such permit or approval shall have been obtained.

23.2. If at any time such governmental permits will be withdrawn or refused after this Agreement has entered into force this Agreement shall be terminated only for that part of the Licensed territory to which such withdrawal or refusal shall apply.

Article 24 - Miscellaneous

24.1. This Agreement is in no way creating a firm or any form of association between the parties hereto and Licensee acts as an independent merchant in its own name and for its own account and risk both with regard to Licensor and its customers.

24.2. The Exhibit A to this Agreement is by this reference included as an integral part of this Agreement.

24.3. This Agreement is the entire Agreement between the parties hereto with respect to the matters covered herein and cancels and supersedes any and all previous agreements, proposals and offers, whether made in writing or orally.

24.4. This Agreement cannot be modified or amended, except by mutual agreement in writing between the parties hereto.

24.5. The headings of the articles of this Agreement are for the purpose of convenience only and have no significance for the interpretation and implementation of this Agreement.

24.6. Any notice given or to be given under this Agreement shall be sent to the addresses referred to on the first page of this Agreement, unless a party has changed its domicile or mail code and has informed the other party of the said change in writing. Any and all notices shall be sent by fax, telex or mail and shall be deemed to be given when sent.

24.7. If any provision or article of this Agreement is held to be invalid, void or unenforceable by a competent court, the remaining provisions and articles remain in force and shall not be affected in any way whatsoever.

24.8. Waiver by one part of any remedy against any breach of this Agreement shall not be considered or be construed as a waiver by that party of any subsequent remedy for breach of contract.

Article 25 - Governing Law & Settlement of Disputes

25.1. The conclusion, interpretation and enforcement of this Agreement shall in all respects be governed by International laws.

25.2. All disputes arising in connection with this Agreement and further agreements resulting thereof shall be finally settled under the rules of Conciliation and Arbitration of the International Chamber of Commerce by one or more arbitrators in accordance with the said rules. The arbitral procedure shall be conducted in the English language. The arbitration shall be held in Charlotte, NC.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed by their duly authorized representatives in duplicate in Charlotte, on December 19th, 2003.


/s/ Carel C. van Helsdingen                          /s/ Claude Imbleau
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Licensor                                             Licensee